Exhibit 10.1

priceline.com incorporated 1999 omnibus plan
PERFORMANCE SHARE AGREEMENT

THIS PERFORMANCE SHARE AGREEMENT (“Agreement”) is made as of the 28th day of February 2006 by and between priceline.com Incorporated, a Delaware corporation, with its principal United States office at 800 Connecticut Avenue, Norwalk, Connecticut 06854 (the “Company”), and                        (the “Participant”).

W I T N E S S E T H:

Pursuant to terms of the priceline.com Incorporated 1999 Omnibus Plan (the “Plan”), the Board of Directors of the Company has authorized this Agreement. The Participant has been granted on February 28, 2006 (the “Grant Date”), subject to execution of this Agreement, the number of performance shares (the “Performance Shares”) set forth below. Unless otherwise indicated, any capitalized term used herein, but not defined herein, shall have the meaning ascribed to such term in the Plan. The Performance Shares comprising this award may be recorded in an unfunded Performance Share account in the Participant’s name maintained by the Company. The Participant will have no rights as a stockholder of the Company by virtue of any Performance Share awarded to him until shares of Stock (as defined below), if any, are issued to the Participant as described in this Agreement.

1.             Definitions

(a)                                  “Annual EPS Percentage” shall mean for each of the Company and each member of the Peer Group, the annual increase or decrease in the EPS from the immediately preceding Plan Year expressed as a percentage.

(b)                                 “Cause” shall mean (i) if the Participant is employed pursuant to an employment agreement which defines “cause” in such agreement, “cause” as defined in such agreement and (ii) if the Participant is not described in (i) it shall mean “cause” as defined in the Plan.

(c)                                  “Change in Control” shall have the meaning given such term under Section 3(g).

(d)                                 “Change in Control Period” shall mean the period commencing six (6) months prior to the effective date of the Change in Control and ending on the date immediately prior to the date which is six (6) months after the effective date of the Change in Control.

(e)                                  “Continuous Service” shall mean the Participant’s service with the Company or any Subsidiary or Affiliate whether as an employee, director or consultant, which is not interrupted or terminated.

(f)                                    “Determination Date” shall mean February 28, 2009.

(g)                                 “Disability” shall have the meaning given such term under the Plan.

(h)                                 “Division” shall mean Cendant Corporation’s Travel Distribution Services division.

(i)                                     “EPS” shall mean (i) for the Company, pro forma net income applicable to common stockholders per diluted share as publicly disclosed annually in connection with annual earnings announcements, (ii) for Expedia, Inc. and Sabre Holdings Corporation, adjusted earnings per share as publicly disclosed annually in connection with annual earnings announcements, and (iii) for the Division, the publicly disclosed annual non-GAAP financial measure which is similar to the EPS of the Company; in each case calculated based upon the past practice and subject to  adjustment as permitted under Section 2(z) of the Plan. In the event the Company or any member of the Peer Group changes the way EPS is calculated, EPS for such entity shall mean the publicly disclosed annual non-GAAP financial measure which is intended to replace (or which is substantially similar to) the EPS prior to such change.

(j)                                     “EPS Ratio” shall mean a fraction equal to the average Annual EPS Percentage for the Company during the Performance Period divided by the average of the average Annual EPS Percentage for each member of the Peer Group during the Performance Period; provided, however, that (i) in no event will the EPS Ratio exceed 3.0, (ii) if the numerator of the EPS Ratio is negative and the denominator is positive, the EPS Ratio will be deemed to be zero, (iii) if the numerator of the EPS Ratio is positive and the denominator is negative, the EPS Ratio will be deemed to be 3.0, (iv) if both the numerator and denominator of the EPS Ratio are negative, but the denominator is closer to zero than the numerator, then the numerator and denominator will be inverted for purposes of determining the EPS Ratio, and (v) if any member is added to or removed from the Peer Group, the fraction described herein will be calculated on a weighted average basis based on the time the member was in the Peer Group.

(k)                                  “Peer Group” shall mean Expedia, Inc. and Sabre Holdings Corporation and shall include the Division if, and only if, the Division is a separate entity which publicly discloses a non-GAAP financial measure similar to EPS of the Company and shall include any successor entity or successor division to such companies provided such successor entity or division continues to publicly disclose EPS for the business carried on by such member of the Peer Group as of the Grant Date.

(m)                               “Performance Period” shall mean the period commencing on the January 1, 2006 and ending on December 31, 2008.

(n)                                 “Plan Year” shall mean the calendar year.

(o)                                 “Quarterly EPS Ratio” shall mean a fraction determined in the same manner as the EPS Ratio but with the following modifications: (i) for the year in which the Participant’s Continuous Service terminates (or for purposes of Section 3(e), the year in which the Change in Control occurs), EPS shall be based on EPS as publicly disclosed quarterly (rather than annually) in connection with quarterly (rather than annual) earnings announcements, (ii) for the year in which the Participant’s Continuous Service terminates (or for purposes of Section 3(e), the year in which the Change in Control occurs), the Annual EPS Percentage for both the Company and the Peer Group for such year shall be the increase or decrease in the EPS through the most recently completed calendar quarter occurring prior to the Participant’s termination of Continuous Service from the EPS for the identical period occurring in the immediately preceding Plan Year (e.g., if the Participant terminated Continuous Service in November of 2008, (A) the EPS for the year ending December 31, 2006 would be compared to the EPS for the year ending December 31, 2005 to determine the Annual EPS Percentage for 2006, (B) the EPS for the year ending December 31, 2007 would be compared to the EPS for the year ending December 31, 2006 to determine the Annual EPS Percentage for 2007 and (C) the EPS for the three quarters of 2008 ending September 30, 2008 would be compared to the EPS for the three quarters of 2007 ending September 30, 2007 to determine the Annual EPS Percentage for 2008), (iii) the determination of the average Annual EPS Percentage shall not include any period after the Participant ceases Continuous Service and (iv) the average Annual EPS Percentage shall be calculated on a weighted average basis.

(q)                                 “Stock” shall mean shares of common stock, par value $0.008, of the Company.

2.             The Grant

(a)           Subject to the terms and conditions set forth herein, the Participant is granted (________) Performance Shares as of the Grant Date.

3.             Vesting; Effect of Termination of Continuous Service; Change in Control

(a)           If the Participant remains in Continuous Service through and including the Determination Date, then the Participant shall be entitled to receive a number of shares of Stock determined by multiplying the Performance Share number by the EPS Ratio; provided, however, that (i) if the EPS Ratio is less than 0.75, the Participant shall receive no shares of Stock under this Agreement, (ii) if both the numerator and denominator of the EPS Ratio are negative, but the numerator is closer to zero than the denominator, then the Participant shall be entitled to receive a number of shares of Stock determined by multiplying the Performance Share number by seventy percent (70%) without regard to the EPS Ratio, and (iii) if both the numerator and denominator of the EPS Ratio are negative, but the denominator is closer to zero than the numerator, then (subject to (i) above) the Participant shall be entitled to receive a number of shares of Stock determined by multiplying the Performance Share number by seventy percent (70%) and then multiplying the product so obtained by the EPS Ratio. All shares of Stock to be issued to the Participant under this Section 3(a), if any, shall be issued to the Participant as soon as practicable after the Determination Date but in no event later than March 15, 2010. If the Participant becomes entitled to any shares of Stock under this Section 3(a), he shall not be entitled to receive any shares of Stock under any other subsection of this Section 3.

(b)           Subject to Section 3(f), if, on or prior to December 31, 2006, the Participant’s Continuous Service is terminated for any reason, then the Participant shall receive no shares of Stock under this Agreement.

(c)           If, prior to the Determination Date, the Participant’s Continuous Service is (i) terminated by the Company for Cause or (ii) voluntarily terminated by the Participant for any reason, then the Participant shall receive no shares of Stock under this Agreement.

(d)           Subject to Section 3(f), if, after December 31, 2006 but prior to the Determination Date, the Participant’s Continuous Service is (i) terminated by the Company for any reason other than Cause or (ii) terminated as the result of the Participant’s death or Disability, then the Participant (or the Participant’s designated beneficiary in the event of the

Participant’s death) shall receive a number of shares of Stock determined by multiplying the Performance Share number by the Quarterly EPS Ratio and multiplying the product thereof by a fraction the numerator of which is the number of full calendar months the Participant was in Continuous Service during the Performance Period and the denominator of which is 36; provided, however, that (i) if the Quarterly EPS Ratio is less than 0.75, the Participant shall receive no shares of Stock under this Agreement, (ii) if both the numerator and denominator of the Quarterly EPS Ratio are negative, but the numerator is closer to zero than the denominator, then the Participant shall be entitled to receive a number of shares of Stock determined by multiplying the Performance Share number by seventy percent (70%) without regard to the Quarterly EPS Ratio and then multiplying the product so obtained by a fraction the numerator of which is the number of full calendar months the Participant was in Continuous Service during the Performance Period and the denominator of which is 36, and (iii) if both the numerator and denominator of the Quarterly EPS Ratio are negative, but the denominator is closer to zero than the numerator, then (subject to (i) of this proviso above) the Participant shall be entitled to receive a number of shares of Stock determined by multiplying the Performance Share number by seventy percent (70%) and then multiplying the product so obtained by the Quarterly EPS Ratio and then multiplying the product so obtained by a fraction the numerator of which is the number of full calendar months the Participant was in Continuous Service during the Performance Period and the denominator of which is 36. All shares of Stock to be issued to the Participant under this Section 3(d), if any, shall be issued to the Participant as soon as practicable after the Participant’s Continuous Service ceases but in no event later than March 15 of the calendar year following the calendar year in which the Participant’s Continuous Service ceases. If the Participant becomes entitled to any shares of Stock under this Section 3(d), he shall not be entitled to receive any shares of Stock under any other subsection of this Section 3.

(e)           If there is a Change in Control on or prior to December 31, 2006 and the Participant remains in Continuous Service through the date which is six (6) months after the effective date of the Change in Control, then the Participant shall receive a number of shares of Stock equal to the Performance Share number. If there is a Change in Control after December 31, 2006 but prior to the Determination Date and the Participant remains in Continuous Service through the date which is six (6) months after the effective date of the Change in Control, then the Participant shall receive a number of shares of Stock determined by multiplying the Performance Share number by the Quarterly EPS Ratio; provided, however, that (i) if the Quarterly EPS Ratio is less than 0.75, the Participant shall receive no shares of Stock under this Agreement, (ii) if both the numerator and denominator of the Quarterly EPS Ratio are negative, but the numerator is closer to zero than the denominator, then the Participant shall be entitled to receive a number of shares of Stock determined by multiplying the Performance Share number by seventy percent (70%) without regard to the Quarterly EPS Ratio, and (iii) if both the numerator and denominator of the Quarterly EPS Ratio are negative, but the denominator is closer to zero than the numerator, then (subject to (i) above) the Participant shall be entitled to receive a number of shares of Stock determined by multiplying the Performance Share number by seventy percent (70%) and then multiplying the product so obtained by the Quarterly EPS Ratio. All shares of Stock to be issued to the Participant under this Section 3(e), if any, shall be issued to the Participant as soon as practicable after the date which is six (6) months after the effective date of the Change in Control occurs but in no event later than March 15 of the calendar year following the calendar year in which the date which is six (6) months after the effective date of the Change in Control occurs. If the Participant becomes entitled to any shares of Stock under this Section 3(e), he shall not be entitled to receive any shares of Stock under any other subsection of this Section 3.

(f)            If there is a Change in Control on or prior to December 31, 2006 and the Participant’s Continuous Service is terminated by the Company for any reason other than Cause during the Change in Control Period, then the Participant shall receive a number of shares of Stock equal to the Performance Share number. If there is a Change in Control after December 31, 2006 but prior to the Determination Date and the Participant’s Continuous Service is terminated by the Company for any reason other than Cause during the Change in Control Period, then the Participant shall receive a number of shares of Stock determined by multiplying the Performance Share number by the Quarterly EPS Ratio; provided, however, that (i) if the Quarterly EPS Ratio is less than 0.75, the Participant shall receive no shares of Stock under this Agreement, (ii) if both the numerator and denominator of the Quarterly EPS Ratio are negative, but the numerator is closer to zero than the denominator, then the Participant shall be entitled to receive a number of shares of Stock determined by multiplying the Performance Share number by seventy percent (70%) without regard to the Quarterly EPS Ratio, and (iii) if both the numerator and denominator of the Quarterly EPS Ratio are negative, but the denominator is closer to zero than the numerator, then (subject to (i) above) the Participant shall be entitled to receive a number of shares of Stock determined by multiplying the Performance Share number by seventy percent (70%) and then multiplying the product so obtained by the Quarterly EPS Ratio. All shares of Stock to be issued to the Participant under this Section 3(f) as a result of the Participant’s termination of Continuous Service on or prior to the Change in Control, if any, shall be issued to the Participant no later than March 15 of the calendar year following the calendar year in which the effective date of the Change in Control occurs. All shares of Stock to be issued to the Participant under this Section 3(f) as a result of the Participant’s termination of Continuous

Service after the effective date of the Change in Control, if any, shall be issued to the Participant as soon as practicable after the Participant’s Continuous Service ceases but in no event later than March 15 of the calendar year following the calendar year in which the Participant’s Continuous Service ceases. If the Participant becomes entitled to any shares of Stock under this Section 3(f), he shall not be entitled to receive any shares of Stock under any other subsection of this Section 3.

(g)           For purposes of this Agreement, the term “Change in Control” shall mean the occurrence of any one of the following events:

(i)            any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing thirty-five percent (35%) or more of the combined voting power of the Company’s then outstanding securities eligible to vote for the election of the Board (the “Company Voting Securities”); provided, however, that the event described in this paragraph (i) shall not be deemed to be a Change in Control if such event results from the acquisition of Company Voting Securities pursuant to a Non-Qualifying Transaction (as defined in paragraph (iii) below);

(ii)           individuals who, on the Grant Date, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board; provided, however, that any person becoming a director subsequent to the Grant Date, whose election or nomination for election was approved (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination) by a vote of at least two-thirds of the directors who were, as of the date of such approval, Incumbent Directors, shall be an Incumbent Director; provided, further, that no individual initially appointed, elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to the election or removal of directors or as a result of any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board shall be deemed to be an Incumbent Director;

(iii)          the consummation of a merger, consolidation, statutory share exchange or similar form of corporate transaction involving (A) the Company or (B) any of its wholly owned subsidiaries pursuant to which, in the case of this clause (B), Company Voting Securities are issued or issuable (any event described in the immediately preceding clause (A) or (B), a “Reorganization”) or the sale or other disposition of all or substantially all of the assets of the Company to an entity that is not an Affiliate of the Company (a “Sale”), unless immediately following such Reorganization or Sale: (1) more than 50% of the total voting power (in respect of the election of directors, or similar officials in the case of an entity other than a corporation) of (x) the Company (or, if the Company ceases to exist, the entity resulting from such Reorganization), or, in the case of a Sale, the entity which has acquired all or substantially all of the assets of the Company (in either case, the “Surviving Entity”), or (y) if applicable, the ultimate parent entity that directly or indirectly has Beneficial Ownership of more than 50% of the total voting power (in respect of the election of directors, or similar officials in the case of an entity other than a corporation) of the Surviving Entity (the “Parent Entity”), is represented by Company Voting Securities that were outstanding immediately prior to such Reorganization or Sale (or, if applicable, is represented by shares into which such Company Voting Securities were converted pursuant to such Reorganization or Sale), (2) no Person is or becomes the Beneficial Owner, directly or indirectly, of 35% or more of the total voting power (in respect of the election of directors, or similar officials in the case of an entity other than a corporation) of the outstanding voting securities of the Parent Entity (or, if there is no Parent Entity, the Surviving Entity) and (3) at least a majority of the members of the board of directors (or similar officials in the case of an entity other than a corporation) of the Parent Entity (or, if there is no Parent Entity, the Surviving Entity) following the consummation of the Reorganization or Sale were, at the time of the approval by the Board of the execution of the initial agreement providing for such Reorganization or Sale, Incumbent Directors (any Reorganization or Sale which satisfies all of the criteria specified in (1), (2) and (3) above being deemed to be a “Non-Qualifying Transaction”); or

(iv)          the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company.

Notwithstanding the foregoing, (I) if any Person becomes the Beneficial Owner, directly or indirectly, of 35% or more of the combined voting power of Company Voting Securities solely as a result of the acquisition of Company Voting Securities by the Company which reduces the number of Company Voting Securities outstanding, such increased amount shall be deemed not to result in a Change in Control; provided, however, that if such Person subsequently becomes the Beneficial Owner, directly or indirectly, of additional Company Voting Securities that increases the percentage of outstanding Company Voting Securities Beneficially Owned by such Person, a Change in Control of the Company shall then be deemed to occur and (II) the acquisition following the Effective Date of Company Voting Securities by Hutchison Whampoa Limited, Cheung Kong (Holdings) Limited or any of their Affiliates shall be deemed not to result in a Change in Control until such time as Hutchison Whampoa Limited, Cheung Kong (Holdings) Limited or any of their Affiliates become the Beneficial Owners in the aggregate of 50% or more of the combined voting power of Company Voting Securities (and for this purpose the preceding clause (I) shall not apply).

(h)  For the purposes of Section 3(g) (and with respect to Section 3(h)(i), for purposes of Section 1(e)), the following terms shall have the following meanings:

(i)            “Affiliate” shall mean an affiliate of the Company, as defined in Rule 12b-2 promulgated under Section 12 of the Securities Exchange Act of 1934, as amended from time to time (the “Exchange Act”);

(ii)           “Beneficial Owner” shall have the meaning set forth in Rule 13d-3 under the Exchange Act;

(iii)          “Person” shall have the meaning set forth in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (1) the Company or any of its subsidiaries, (2) a trustee or other fiduciary holding securities under an employee benefit plan (or related trust) sponsored or maintained by the Company or any of its subsidiaries, (3) an underwriter temporarily holding securities pursuant to an offering of such securities, (4) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of shares of Common Stock or (5) the Participant or any group of persons including the Participant, or any entity controlled by the Participant or any group of persons including the Participant; provided the Participant is an executive officer, director or more than 10% owner of Stock.

4.             Nontransferability of Grant

Except as otherwise provided herein or in the Plan, no Performance Shares shall be assigned, negotiated, pledged, or hypothecated in any way or be subject to execution, attachment or similar process. No transfer of the Participant’s rights with respect to such Performance Shares, whether voluntary or involuntary, by operation of law or otherwise, shall be permitted. Immediately upon any attempt to transfer such rights, such Performance Shares, and all of the rights related thereto, shall be forfeited by the Participant.

5.             Distribution and Voting Rights

Performance Shares shall have no distribution or voting rights.

6.             Stock; Adjustment Upon Certain Events

(a)           Stock to be issued under this Agreement, if any, shall be made available, at the discretion of the Board, either from authorized but unissued Stock, from issued Stock reacquired by the Company or from Stock purchased by the Company on the open market specifically for this purpose.

(b)           The existence of this Agreement and the Performance Shares granted hereunder shall not affect in any way the right or power of the Board or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company or any affiliate, any issue of bonds, debentures, preferred or prior preference stocks ahead of or affecting the Stock, the authorization or issuance of additional shares of Stock, the dissolution or liquidation of the Company or any affiliate or sale or transfer of all or part of the assets or business of the Company or any affiliate, or any other corporate act or proceeding.

7.             Determinations

Each determination, interpretation or other action made or taken pursuant to the provisions of this Agreement by the Committee or the Board in good faith shall be final, conclusive and binding for all purposes and upon all persons, including, without limitation, the Participant and the Company, and their respective heirs, executors, administrators, personal representatives and other successors in interest.

8.             Other Conditions

The transfer of any Stock under this Agreement, if any, shall be effective only at such time as counsel to the Company shall have determined that the issuance and delivery of such Stock is in compliance with all applicable laws, regulations of governmental authority and the requirements of any securities exchange on which Stock is traded.

9.             Withholding Taxes

The Participant shall be liable for any and all U.S. federal, state or local taxes of any kind required by law to be withheld with respect to the delivery of any shares of Stock under this Agreement. The Company may withhold from the total number of shares of Stock the Participant is to receive on a settlement date a number of shares that has a total value equal to the amount necessary to satisfy any and all such withholding tax obligations. The value of any fraction of retained shares not necessary for required withholding shall be applied to the Participant’s federal income tax withholding by the Company generally. Instead of withholding shares as described above, the Company may, in its discretion, (a) require the Participant to remit to the Company on the date on which the Participant becomes the owner of shares of Stock under this Agreement cash in an amount sufficient to satisfy all applicable required withholding taxes and social security contributions related to such vesting, or (b) deduct from his regular salary payroll cash, on a payroll date following the date on which the Participant becomes the owner of shares of Stock under this Agreement, in an amount sufficient to satisfy such obligations. The option described in clause (b) of the preceding sentence shall not be available if the Participant is an officer subject to Section 16 of the Exchange Act as amended and/or Rule 144 promulgated under the Securities Act of 1933 as amended.

In lieu of having shares of Stock withheld to cover all applicable required withholding taxes and social security contributions, the Participant may, by providing notice to the Company within 30 days of the Grant Date (a) elect to remit to the Company on the date on which the Participant becomes the owner of shares of Stock under this Agreement cash in an amount sufficient to satisfy such obligations, or (b) request the Company to deduct from his regular salary payroll cash, on a payroll date following the date on which the Participant becomes the owner of shares of Stock under this Agreement, in an amount sufficient to satisfy such obligations, which request the Committee may choose to honor in its sole discretion. The option described in clause (b) of the preceding sentence shall not be available if the Participant is an officer subject to Section 16 of the Exchange Act as amended and/or Rule 144 promulgated under the Securities Act of 1933 as amended.

10.           Distribution of Stock

Subject to Section 8, reasonably promptly after the time the Participant becomes entitled to receive shares of Stock, if any, under this Agreement, (but in no event later than the time periods described in Sections 3(a) through 3(f), as the case may be) the Company shall cause the Participant to be the record owner of such shares of Stock.

11.           Incorporation of the Plan

The Plan, as it exists on the date of this Agreement and as amended from time to time, is hereby incorporated by reference and made a part hereof, and the Performance Shares and this Agreement shall be subject to all terms and conditions of the Plan. In the event of any conflict between the provisions of this Agreement and the provisions of the Plan, the terms of the Plan shall control, except as expressly stated otherwise.

12.           Electronic Delivery

The Company may, in its sole discretion, deliver any documents related to the Performance Shares and the Participant’s participation in the Plan, or future awards that may be granted under the Plan, by electronic means or to request the Participant’s consent to participate in the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and, if requested, agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

13.           Miscellaneous

(a)           This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, personal legal representatives, successors, trustees, administrators, distributees, devisees and legatees. The Company shall assign to, and require, any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree in writing to perform this Agreement. Notwithstanding the foregoing, this Agreement may not be assigned by the Participant.

(b)           No modification or waiver of any of the provisions of this Agreement shall be effective unless in writing and signed by the party against whom it is sought to be enforced, provided, however, that, notwithstanding any other provision of this Agreement or the Plan to the contrary, the parties shall in good faith amend this Agreement to the limited extent necessary to comply with the requirements under Code Section 409A in order to ensure that any amounts paid or payable hereunder are not subject to the additional 20% income tax thereunder while maintaining to the maximum extent practicable the original intent of this Agreement.

(c)           This Agreement may be executed in one or more counterparts, all of which taken together shall constitute one agreement.

(d)           The failure of any party hereto at any time to require performance by another party of any provision of this Agreement shall not affect the right of such party to require performance of that provision, and any waiver by any party of any breach of any provision of this Agreement shall not be construed as a waiver of any continuing or succeeding breach of such provision, a waiver of the provision itself, or a waiver of any right under this Agreement.

(e)           The headings of the sections of this Agreement have been inserted for convenience of reference only and shall in no way restrict or modify any of the terms or provisions hereof.

(f)            The Company shall pay all fees and expenses necessarily incurred by the Company in connection with this Agreement and will from time to time use its reasonable efforts to comply with all laws and regulations which, in the opinion of counsel to the Company, are applicable thereto.

(g)           All notices, consents, requests, approvals, instructions and other communications provided for herein shall be in writing and validly given or made when delivered, or on the second succeeding business day after being mailed by registered or certified mail, whichever is earlier, to the persons entitled or required to receive the same, at the addresses set forth at the heading of this Agreement or to such other address as either party may designate by like notice. Notices to the Company shall be addressed to its principal office, attention of the Company’s General Counsel.

(h)           The Plan and this Agreement constitute the entire Agreement and understanding between the parties with respect to the matters described herein and supersede all prior and contemporaneous agreements and understandings, oral and written, between the parties with respect to such subject matter.

(i)            This Agreement shall be governed and construed and the legal relationships of the parties determined in accordance with the laws of the state of Delaware without reference to principles of conflict of laws.

(j)            The Company represents and warrants that it is duly authorized by its Board and/or the Committee (and by any other person or body whose authorization is required) to enter into this Agreement, that there is no agreement or other legal restriction which would prevent it from entering into, and carrying out its obligations under, this Agreement, and that the officer signing this Agreement is duly authorized and empowered to sign this Agreement on behalf of the Company.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

PRICELINE.COM INCORPORATED

Jeffery Boyd
Chief Executive Officerv